EXHIBIT 10.19

THIRD AMENDMENT TO THE TERMINATION AGREEMENT BETWEEN
MOBILEPRO CORPORATION AND ARNE DUNHEM DATED NOVEMBER 26, 2003

This Third Amendment to the Termination Agreement (defined below) between Mobilepro Corporation and Arne Dunhem (this “Amendment”) is entered into this 2nd day of May 2004, by and between Arne Dunhem (“Dunhem”), on the one hand, and Mobilepro Corp. (the “Company”), on the other hand. The parties hereto represent as follows:

     WHEREAS, the Company and Dunhem are party to a termination agreement between the Company and Dunhem dated November 26, 2003, and first amended on the 30th of December 2003, and second amendment made on the 8th day of April 2004 (hereafter referred to as the “Termination Agreement”) pursuant to which the Company granted Dunhem five-year warrants to purchase 4.0 million shares of Mobilepro’s common stock at an exercise price of $.029 per share which vested in two equal installments on January 31 and April 30, 2004.; and

     WHEREAS, the Company and Dunhem agreed that the warrants and the convertible debenture shares referred to in Section 5 of the Termination Agreement and the warrants referred to in Section 7 of the Termination Agreement shall be included in the next registration statement or subsequent registration statements under the Securities Act of 1933 (a “Registration Statement”) except to the extent that certain shares have not vested (in which case, subject to the terms of Section 5 of the Termination Agreement, they will be included in the next Registration Statement filed after vesting) or an underwriter engaged by Mobilepro in connection with a Registration Statement determines that including such shares in a Registration Statement filed by Mobilepro will have a material adverse effect on the distribution of the securities on behalf of Mobilepro (if the securities to be sold are for its own account (a “Company Registration”) or on behalf of the holders who had the right to cause Mobilepro to file such Registration Statement (if the securities are to be sold on their account (a “Demand Registration”)), in which case the amount of the securities to be registered will be reduced pro-rata in the case of a Company Registration, with the amount of securities of the other holders of Mobilepro securities seeking to have their shares included in such Company Registration or in the case of a Demand Registration, with Mobilepro and the holders of Mobilepro securities (other than the holders making the Demand Registration) seeking to have their shares included in such Demand Registration; and

     WHEREAS, the Company recognized that the 421,038 options granted to you in 2002 are valid and shall be exercisable until November 15, 2008; and

     WHEREAS Dunhem has agreed to forego the warrant grant of 4.0 million shares of Mobilepro’s common stock at an exercise price of $.029 per share and has instead agreed to reduce the warrant grant by 50% to 2.0 million shares which are fully vested; and

     WHEREAS Dunhem has agreed to forego the registration requirements of the Company relating to the warrants and the convertible debenture shares referred to in Section 5 of the Termination Agreement and the warrants referred to in Section 7 of the Termination Agreement and has instead agreed to the registration of only the warrant grant of 2.0 million shares in the next immediate registration agreement following this Amendment, any and all other warrants and convertible debenture shares under the Termination Agreement will be considered for registration under a future registration statement at Mobilepro’s election; and

     WHEREAS Dunhem has agreed to forego the 421,038 options granted to you in 2002 in recognition of an error made in calculating the amount of options and has instead agreed to reduce the amount to 421,037 options and shall be exercisable until November 15, 2008 with original rights remaining the same relating to the original terms of the options.

     NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	Dunhem waives the right to receive the warrant grant of 4.0 million shares of Mobilepro’s common stock and agrees to accept a reduced warrant grant of 2.0 million shares, which are fully vested.

2.	Dunhem waives the registration rights to the warrants and the convertible debenture shares referred to in Section 5 of the Termination Agreement and the warrants referred to in Section 7 of the Termination Agreement and agrees to accept registration rights only on the warrant grant of 2.0 million shares in the next immediate registration agreement following this Amendment, any and all other warrants and convertible debenture shares under the Termination Agreement will be considered for registration under a future registration statement at Mobilepro’s election.

3.	Dunhem waives the right to receive the 421,038 options granted to you in 2002 and agrees to accept 421,037 options and shall be exercisable until November 15, 2008 with original rights remaining the same relating to the original terms of the options.

4.	Except as amended hereby, the Agreement shall continue in full force and effect.

5.	This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same documents.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

MOBILEPRO CORP.

By: Kurt Gordon
Title: CFO

WE HAVE READ THE FOREGOING AND FULLY UNDERSTAND ITS TERMS AND ACCEPT THESE TERMS. WE ARE SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY, HAVING BEEN GIVEN A FULL AND FAIR OPPORTUNITY TO CONSIDER IT AND CONSULT WITH ADVISORS OF OUR CHOICE.

AGREED AND ACCEPTED:

Arne Dunhem